                     EXHIBIT 99(a)

                                       Exhibit 99(a)

                    CMS ENERGY NEWS

Contact:
Kelly M. Farr
(313) 436-9253



          DEARBORN, Mich., September 11, 1995 - CMS Energy Corporation (NYSE:CMS) today announced that its utility subsidiary, Consumers Power Company, and the staff of the Michigan Public Service Commission (MPSC) jointly filed a settlement that would resolve a number of issues in several pending cases: a current electric rate case, a special competitive service case and a depreciation case.

          The settlement is subject to review and approval by the MPSC, which is expected to begin considering the settlement this month.

          CMS Energy Corporation is a $41 billion (sales), $8 billion (asset) international energy company with businesses engaged in electric and natural gas utility operations; independent power production; natural gas pipeline and storage; gas and electric marketing; and oil and gas exploration and production. CMS Energy Corporation's principal subsidiary is Consumers Power Company, Michigan's largest utility and the nation's fourth largest gas and electric utility.